UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 10, 2025, Alamo Group Inc. (the “Company”) issued a press release announcing that the Company, through Alamo Group (USA) Inc., a wholly-owned subsidiary of the Company, entered into a definitive Membership Interest Purchase Agreement ("Purchase Agreement") to acquire 100% of the equity interests in Petersen Industries, Inc. (“Petersen”). The total consideration for the purchase is approximately $166,500,000, subject to certain post-closing adjustments. The Purchase Agreement contains representations and warranties by Petersen and various covenants regarding the conduct of the business of Petersen during the period between the signing of the Purchase Agreement and the closing of the transaction, which is expected to occur in the first quarter of 2026. The Company intends to lease the facility where Petersen currently operates in Lake Wales, Florida and to continue operations there. The consummation of the transaction is subject to the satisfaction or waiver of certain customary and other closing conditions, including receipt of any necessary governmental approvals, including approval under the Hart-Scott-Rodino Antitrust Improvements Act.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
Exhibit 10.1 – Membership Interest Purchase Agreement dated December 10, 2025
Exhibit 99.1 – Press Release dated December 10, 2025
Exhibit 104 – Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2025	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
EVP Corporate Development, Investor Relations & Secretary